Exhibit 4.4

Execution Version Amendment and Restatement Agreement relating to a EUR 3,840,000,000 (as increased to EUR 3,990,000,000) Credit Agreement originally dated 28 March 2014 and as amended and restated pursuant to an agreement dated 10 March 2021 Dated _______ February 2024 VODAFONE GROUP PLC and VARIOUS FINANCIAL INSTITUTIONS and BARCLAYS BANK PLC Ref: L-304602 08

A53420250/9.0/06 Feb 2024 i Table of Contents Contents Page 1 Interpretation.....................................................................................................................1 2 Amendments .....................................................................................................................2 3 Representations................................................................................................................3 4 Consents ...........................................................................................................................3 5 New Lenders......................................................................................................................3 6 Miscellaneous ...................................................................................................................4 7 Governing Law..................................................................................................................4 Schedule 1 Conditions Precedent..............................................................................................5 Schedule 2 Parties ......................................................................................................................7 Part 1 Continuing Lenders..........................................................................................................7 Part 2 Mandated Lead Arrangers................................................................................................8 Part 3 Exiting Lenders ................................................................................................................9 Part 4 New Lenders...................................................................................................................10 Part 5 Swingline Lenders..........................................................................................................11 Schedule 3 Amended Credit Agreement..................................................................................12 Signatories................................................................................................................................13

A53420250/9.0/06 Feb 2024 1 This Agreement is dated _______ February 2024 and is made between: (1) VODAFONE GROUP PLC (registered number 1833679) (“Vodafone”); (2) THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 2 as Continuing Lenders; (3) THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 2 as Mandated Lead Arrangers; (4) THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 2 as Exiting Lenders; (5) THE FINANCIAL INSTITUTIONS listed in Part 4 of Schedule 2 as New Lenders; (6) THE FINANCIAL INSTITUTIONS listed in Part 5 of Schedule 2 as Swingline Lenders; (7) BARCLAYS BANK PLC as agent (in this capacity the “Agent”); and (8) BARCLAYS BANK PLC as euro swingline agent (in this capacity the “Euro Swingline Agent”). Background (A) This Agreement is supplemental to and amends and restates a credit agreement originally dated 28 March 2014 between, among others, Vodafone and the Agent, as amended and restated from time to time, including by the 2021 Amendment and Restatement Agreement (as defined below) (the “Credit Agreement”). (B) Pursuant to clause 26.1 (Procedure) of the Credit Agreement, the Majority Lenders or, where applicable, the Lenders (each as defined in the Credit Agreement and, for the avoidance of doubt, excluding the Exiting Lenders and the New Lenders) have consented to the amendments to the Credit Agreement contemplated by this Agreement and to amend and restate the Credit Agreement as set out in this Agreement. (C) The Exiting Lenders have not consented to the amendments to the Credit Agreement and each Exiting Lender shall be prepaid and their respective Commitments cancelled in full on the Effective Date in accordance with Clause 2(c) hereto. (D) The New Lenders intend to become Original Lenders under and as defined in the Amended Credit Agreement (as defined below). It is agreed as follows: 1 Interpretation 1.1 Definitions In this Agreement: “2021 Amendment and Restatement Agreement” means the amendment and restatement agreement dated 10 March 2021 between, among others, Vodafone and the Agent as successor agent; “Amended Credit Agreement” means the Credit Agreement as amended and restated by this Agreement; “Effective Date” means the date on which the Agent gives the notifications to Vodafone and to the Lenders under Clause 2(b) (Amendments) below or such other date as Vodafone and the Agent may agree; 08

A53420250/9.0/06 Feb 2024 2 “Lender” means each Continuing Lender, each New Lender and each Swingline Lender; and “Supplemental Fee Letter” means any fee letter dated on or around the date of this Agreement between Vodafone and the Agent in connection with this Agreement and the Amended Credit Agreement. 1.2 Construction (a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement, provided that in Clause 2(d) (Amendments) below and in Clause 5 (New Lenders) below, capitalised terms defined in the Amended Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement. (b) The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement or to the Finance Documents are to be construed as references to this Agreement. 2 Amendments (a) Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended Credit Agreement). (b) The Credit Agreement will not be amended by this Agreement unless and until the Agent notifies Vodafone and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent must give this notification as soon as reasonably practicable. (c) On the Effective Date, the Commitments of each of the Exiting Lenders under the Credit Agreement will be cancelled in full and all amounts outstanding under the Finance Documents in relation thereto will be prepaid in full. Any other accrued amounts due to the Exiting Lenders (including any interest and commitment fees accrued up to and including the Effective Date) shall be paid in full within ten Business Days of the Effective Date. (d) On the Effective Date, each New Lender becomes a party to the Amended Credit Agreement as an Original Lender and, in the case of each New Lender in respect of which a Swingline Commitment is specified in part 2 of schedule 1 of the Amended Credit Agreement, as a Swingline Lender and each New Lender and each other party (for the avoidance of doubt, excluding the Exiting Lenders) assume obligations towards and rights against each other in their respective capacity under the Amended Credit Agreement. (e) If the Agent fails to give the notification under paragraph (b) above by the date falling ten Business Days after the date of this Agreement, the Effective Date shall not occur and the Credit Agreement will not be amended in the manner contemplated by this Agreement.

A53420250/9.0/06 Feb 2024 3 3 Representations Vodafone (for itself and, where relevant, its Controlled Subsidiaries) makes the representations and warranties set out in clause 16.2 (Status) to clause 16.9 (No Event of Default) (inclusive) and clauses 16.13 (Sanctions), 16.14 (Anti-money laundering) and 16.15 (Anti-corruption law) of the Credit Agreement on the date of this Agreement and on the Effective Date, in each case by reference to the facts and circumstances then existing and as if references to “the Finance Documents” include this Agreement and, on the Effective Date, the Amended Credit Agreement and as if references to “the Agreement” are references to, on the Effective Date, the Amended Credit Agreement, and, in the case of the representations and warranties set out in clause 16.13 (Sanctions) of the Credit Agreement, subject to clause 16.17 (Anti-boycott statutes) of the Credit Agreement. 4 Consents On the Effective Date, Vodafone: (a) confirms its acceptance of the Amended Credit Agreement and agrees that it is bound by the terms of the Amended Credit Agreement; and (b) confirms that any guarantee created or given by it under the Credit Agreement: (i) continues in full force and effect on the terms of the Amended Credit Agreement; and (ii) extends to its obligations under the Finance Documents (as defined in the Amended Credit Agreement and, for the avoidance of doubt, including the Amended Credit Agreement). 5 New Lenders (a) On the Effective Date, each New Lender confirms to the Agent and Vodafone that it undertakes to be bound by the terms of the Amended Credit Agreement as an Original Lender. (b) None of the Lenders or Exiting Lenders are responsible to a New Lender for: (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or (ii) the collectability of amounts payable under any Finance Document; or (iii) the accuracy of any statements (whether written or oral) made in connection with any Finance Document. (c) Each New Lender confirms to the Continuing Lenders, the Exiting Lenders and the other Finance Parties (excluding the New Lenders) that it: (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Amended Credit Agreement and has not relied exclusively on any information provided to it by any Continuing Lender or Exiting Lender in connection with any Finance Document; and

A53420250/9.0/06 Feb 2024 4 (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Amended Credit Agreement or any Commitment is in force. (d) Nothing in any Finance Document obliges a Lender or Exiting Lender to support any losses incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or the Amended Credit Agreement or otherwise. (e) Any reference in the Amended Credit Agreement to a “Lender” includes a New Lender. 6 Miscellaneous (a) Each of this Agreement and the Amended Credit Agreement is a Finance Document. (b) Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document. (c) Each Finance Party reserves any other right it may have now or subsequently. Except to the extent expressly waived in this Agreement, no waiver of any provision of any Finance Document is given by the terms of this Agreement and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents. (d) Clauses 31 (Severability), 33 (Counterparts), 34 (Notices) and 36 (Jurisdiction) of the Credit Agreement shall apply to this Agreement as if set out here in full except that references to the Credit Agreement or to the Finance Documents are to be construed as references to this Agreement. (e) Vodafone must, at its own expense, take such action and do such other things as the Agent may reasonably require to carry out and give effect to the transactions contemplated in this Agreement. 7 Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. This Agreement has been entered into on the date stated at the beginning of this Agreement.

A53420250/9.0/06 Feb 2024 5 Schedule 1 Conditions Precedent 1 Corporate Documentation (a) A copy of the articles of association and certificate of incorporation of Vodafone or, a certificate of an authorised signatory of Vodafone confirming that the copy in the Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. (b) A copy of a resolution of the board of directors of Vodafone (or, if applicable, a committee of its board of directors): (i) approving the terms of, and the transactions contemplated by, this Agreement and the Amended Credit Agreement and resolving that it execute this Agreement; (ii) authorising a specified person or persons to execute this Agreement on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Amended Credit Agreement. (c) If applicable, a copy of a resolution of the board of directors of Vodafone establishing the committee referred to in paragraph (b) above. (d) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above. (e) A certificate of an authorised signatory of Vodafone confirming that as at the Effective Date the borrowing of the Total Commitments (as defined in the Amended Credit Agreement) in full (including the utilisation of the accordion option in full) and the borrowing of the Total Commitments under (and as defined in) the USD Facility (as defined in the Amended Credit Agreement) in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise). (f) A certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2 Legal Opinion A legal opinion of Allen & Overy LLP, legal advisers to the Agent in England, addressed to the Finance Parties at the date of that opinion. 3 Other Documents and Evidence (a) Evidence that the Commitments of each of the Exiting Lenders under the Credit Agreement have been cancelled and all amounts outstanding under the Finance Documents in relation thereto have been prepaid in full. (b) A copy of the duly executed Supplemental Fee Letter.

A53420250/9.0/06 Feb 2024 6 (c) All documents and evidence required by each New Lender in connection with the compliance of such New Lender with all applicable “anti-money laundering” and “know your customer” requirements or other similar checks under all applicable laws and regulations to the extent stipulated by the Agent at least three Business Days prior to signing this Agreement.

A53420250/9.0/06 Feb 2024 7 Schedule 2 Parties Part 1 Continuing Lenders BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH BANCO SANTANDER S.A., LONDON BRANCH BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY BANK OF CHINA LIMITED, LONDON BRANCH BARCLAYS BANK PLC BNP PARIBAS, LONDON BRANCH CAIXABANK SA, UK BRANCH CITIBANK N.A., LONDON BRANCH DEUTSCHE BANK LUXEMBOURG S.A. GOLDMAN SACHS BANK USA HSBC BANK PLC ING BANK N.V., LONDON BRANCH INTESA SANPAOLO S.P.A. JPMORGAN CHASE BANK N.A., LONDON BRANCH MIZUHO BANK, LTD. MORGAN STANLEY BANK, N.A. MUFG BANK, LTD. NATIONAL WESTMINSTER BANK PLC ROYAL BANK OF CANADA SOCIETE GENERALE, LONDON BRANCH STANDARD CHARTERED BANK SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH THE TORONTO-DOMINION BANK, LONDON BRANCH UBS AG LONDON BRANCH UNICREDIT BANK GMBH

A53420250/9.0/06 Feb 2024 8 Part 2 Mandated Lead Arrangers BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH BANCO SANTANDER S.A., LONDON BRANCH BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY BANK OF CHINA LIMITED, LONDON BRANCH BARCLAYS BANK PLC BNP PARIBAS SA CAIXABANK SA, UK BRANCH CITIBANK N.A., LONDON BRANCH CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH DEUTSCHE BANK LUXEMBOURG S.A. GOLDMAN SACHS BANK USA HSBC BANK PLC ING BANK N.V., LONDON BRANCH INTESA SANPAOLO S.P.A. J.P. MORGAN SECURITIES PLC MIZUHO BANK, LTD. MORGAN STANLEY BANK, N.A. MUFG BANK, LTD. NATIONAL WESTMINSTER BANK PLC ROYAL BANK OF CANADA SOCIETE GENERALE, LONDON BRANCH STANDARD CHARTERED BANK SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH THE TORONTO-DOMINION BANK, LONDON BRANCH UBS AG LONDON BRANCH UNICREDIT BANK GMBH WELLS FARGO BANK, N.A., LONDON BRANCH

A53420250/9.0/06 Feb 2024 9 Part 3 Exiting Lenders COMMERZBANK AG, LONDON BRANCH RAIFFEISEN BANK INTERNATIONAL AG

A53420250/9.0/06 Feb 2024 10 Part 4 New Lenders CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH WELLS FARGO BANK, N.A., LONDON BRANCH

A53420250/9.0/06 Feb 2024 11 Part 5 Swingline Lenders BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH BANCO SANTANDER S.A., LONDON BRANCH BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY BANK OF CHINA LIMITED, LONDON BRANCH BARCLAYS BANK PLC BNP PARIBAS, LONDON BRANCH CAIXABANK SA, UK BRANCH CITIBANK N.A., LONDON BRANCH CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH DEUTSCHE BANK LUXEMBOURG S.A. GOLDMAN SACHS BANK USA HSBC BANK PLC ING BANK N.V., LONDON BRANCH INTESA SANPAOLO S.P.A. JPMORGAN CHASE BANK N.A., LONDON BRANCH MIZUHO BANK, LTD. MORGAN STANLEY BANK, N.A. MUFG BANK, LTD. NATIONAL WESTMINSTER BANK PLC ROYAL BANK OF CANADA SOCIETE GENERALE, LONDON BRANCH STANDARD CHARTERED BANK SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH THE TORONTO-DOMINION BANK, LONDON BRANCH UBS AG LONDON BRANCH UNICREDIT BANK GMBH WELLS FARGO BANK, N.A., LONDON BRANCH

A53420250 [Signature Page to Amendment and Restatement Agreement] Signatories Company VODAFONE GROUP PLC By: By: DocuSign Envelope ID: A64282BB-E7B0-4E65-98FC-FAC55B967689 DocuSign Envelope ID: 91D4AFD4-7BCC-4F7A-96C3-3CBFBDA1ACB3

A53420250 [Signature Page to Amendment and Restatement Agreement] BANCO SANTANDER S.A., LONDON BRANCH as Lender By: By: David Navalon, Executive Director, Loan Markets Robert Drew, Managing Director, Banking & Corporate Finance

A53420250 [Signature Page to Amendment and Restatement Agreement] BANK OF CHINA LIMITED, LONDON BRANCH as Lender By: Mr. Stephen Hardman; Head of Corporate Banking Department Mr. Bin Xia; Deputy General Manager

A53420250 [Signature Page to Amendment and Restatement Agreement] BARCLAYS BANK PLC as Lender By: Roger Cosby - Director

A53420250 [Signature Page to Amendment and Restatement Agreement] Name: Erik Arveschoug Title: Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement] ING BANK N.V., LONDON BRANCH as Lender By: Anjila Thomas Managing Director ING Bank N.V London Branch Stephen Fewster Managing Director ING Bank N.V London Branch

A53420250 [Signature Page to Amendment and Restatement Agreement] INTESA SANPAOLO S.P.A. as Lender By: Marco Allois Director Alberto Matera Director

A53420250 [Signature Page to Amendment and Restatement Agreement] JPMORGAN CHASE BANK N.A., LONDON BRANCH as Lender By: Jyothi Garg Vice President

A53420250 [Signature Page to Amendment and Restatement Agreement] MIZUHO BANK, LTD. as Lender By: Mark Ralston, Executive Director 2024.02.07 11:32:05 Z

A53420250 [Signature Page to Amendment and Restatement Agreement] MORGAN STANLEY BANK, N.A. as Lender By: Michael King / Authorized Signatory

A53420250 [Signature Page to Amendment and Restatement Agreement] MUFG BANK, LTD. as Lender By: Joshua Leslie Director, UK & Ireland Corporate Coverage

A53420250 [Signature Page to Amendment and Restatement Agreement] ROYAL BANK OF CANADA as Lender By: VINCENT BOUTET VICE PRESIDENT, CORPORATE BANKING

A53420250 [Signature Page to Amendment and Restatement Agreement]

Martin Kennedy Managing Director Shuto Ezaki Director

A53420250 [Signature Page to Amendment and Restatement Agreement] THE TORONTO-DOMINION BANK, LONDON BRANCH as Lender By: Andrew Williams Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement] BANCO SANTANDER S.A., LONDON BRANCH as Mandated Lead Arranger By: By: Robert Drew, Managing Director, Banking & Corporate Finance David Navalon, Executive Director, Loan Markets

A53420250 [Signature Page to Amendment and Restatement Agreement] BANK OF CHINA LIMITED, LONDON BRANCH as Mandated Lead Arranger By: Mr. Stephen Hardman; Head of Corporate Banking Department Mr. Bin Xia; Deputy General Manager

A53420250 [Signature Page to Amendment and Restatement Agreement] BARCLAYS BANK PLC as Mandated Lead Arranger By: Roger Cosby - Director

A53420250 [Signature Page to Amendment and Restatement Agreement] Name: Erik Arveschoug Title: Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement] ING BANK N.V., LONDON BRANCH as Mandated Lead Arranger By: Anjila Thomas Managing Director ING Bank N.V London Branch Stephen Fewster Managing Director ING Bank N.V London Branch

A53420250 [Signature Page to Amendment and Restatement Agreement] INTESA SANPAOLO S.P.A. as Mandated Lead Arranger By: Marco Allois Director Alberto Matera Director

A53420250 [Signature Page to Amendment and Restatement Agreement] J.P. MORGAN SECURITIES PLC as Mandated Lead Arranger By: NICHOLAS DENMAN Managing Director 07-02-2024

A53420250 [Signature Page to Amendment and Restatement Agreement] MIZUHO BANK, LTD. as Mandated Lead Arranger By: Mark Ralston, Executive Director 2024.02.07 11: 32:49 Z

A53420250 [Signature Page to Amendment and Restatement Agreement] MORGAN STANLEY BANK, N.A. as Mandated Lead Arranger By: Michael King / Authorized Signatory

A53420250 [Signature Page to Amendment and Restatement Agreement] MUFG BANK, LTD. as Mandated Lead Arranger By: Joshua Leslie Director, UK & Ireland Corporate Coverage

A53420250 [Signature Page to Amendment and Restatement Agreement] ROYAL BANK OF CANADA as Mandated Lead Arranger By: VINCENT BOUTET VICE PRESIDENT, CORPORATE BANKING

A53420250 [Signature Page to Amendment and Restatement Agreement]

Martin Kennedy Managing Director Shuto Ezaki Director

A53420250 [Signature Page to Amendment and Restatement Agreement] THE TORONTO-DOMINION BANK, LONDON BRANCH as Mandated Lead Arranger By: Andrew Williams Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement]

A53420250 [Signature Page to Amendment and Restatement Agreement] BANCO SANTANDER S.A., LONDON BRANCH as Swingline Lender By: By: Robert Drew, Managing Director, Banking & Corporate Finance David Navalon, Executive Director, Loan Markets

A53420250 [Signature Page to Amendment and Restatement Agreement] BANK OF CHINA LIMITED, LONDON BRANCH as Swingline Lender By: Mr. Stephen Hardman; Head of Corporate Banking Department Mr. Bin Xia; Deputy General Manager

A53420250 [Signature Page to Amendment and Restatement Agreement] BARCLAYS BANK PLC as Swingline Lender By: Roger Cosby - Director

A53420250 [Signature Page to Amendment and Restatement Agreement] Name: Erik Arveschoug Title: Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement] ING BANK N.V., LONDON BRANCH as Swingline Lender By: Anjila Thomas Managing Director ING Bank N.V London Branch Stephen Fewster Managing Director ING Bank N.V London Branch

A53420250 [Signature Page to Amendment and Restatement Agreement] INTESA SANPAOLO S.P.A. as Swingline Lender By: Marco Allois Director Alberto Matera Director

A53420250 [Signature Page to Amendment and Restatement Agreement] JPMORGAN CHASE BANK N.A., LONDON BRANCH as Swingline Lender By: Jyothi Garg Vice President

A53420250 [Signature Page to Amendment and Restatement Agreement] MIZUHO BANK, LTD. as Swingline Lender By: Mark Ralston, Executive Director 2024.02.07 11:33:30 Z

A53420250 [Signature Page to Amendment and Restatement Agreement] MORGAN STANLEY BANK, N.A. as Swingline Lender By: Michael King / Authorized Signatory

A53420250 [Signature Page to Amendment and Restatement Agreement] MUFG BANK, LTD. as Swingline Lender By: Joshua Leslie Director, UK & Ireland Corporate Coverage

A53420250 [Signature Page to Amendment and Restatement Agreement] ROYAL BANK OF CANADA as Swingline Lender By: VINCENT BOUTET VICE PRESIDENT, CORPORATE BANKING

A53420250 [Signature Page to Amendment and Restatement Agreement]

Martin Kennedy Managing Director Shuto Ezaki Director

A53420250 [Signature Page to Amendment and Restatement Agreement] THE TORONTO-DOMINION BANK, LONDON BRANCH as Swingline Lender By: Andrew Williams Managing Director

A53420250 [Signature Page to Amendment and Restatement Agreement] Agent BARCLAYS BANK PLC By: Roger Cosby - Director

A53420250 [Signature Page to Amendment and Restatement Agreement] Euro Swingline Agent BARCLAYS BANK PLC By: Roger Cosby - Director